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                                                                    EXHIBIT 99.2

                  FORD MOTOR COMPANY RECAPITALIZATION ELECTION

Shares of Ford Motor Company Common Stock owned by you:

1  in certificate form:

2  in book entry form:

3  Total of 1 and 2 above:

4  Taxpayer ID Number:


5  / /  Mark this box if you want your new Ford Shares to be issued in ANOTHER
        NAME. (Complete BOX B on the reverse side)

6 / / Mark this box if your Ford Common Stock certificates which you wish to surrender have been lost, destroyed, mutilated or stolen. Then, complete BOX A below.

7 / / Mark this box if you wish to provide special mailing instructions for the statements and/or checks to which you may be entitled. (Complete BOX C on the reverse side).

                               CHOICE OF ELECTION

8 / / Mark this box if you wish to make a mixed or partial election and indicate the number of shares in the space provided next to the chosen election.

9  / /  $20 Cash Election For                  Shares. You can elect to receive
        ONE share of new Ford Common Stock and $20 in cash.

10 / /  New Stock Election For                  Shares. You can elect to receive
        ONE share of new Ford Common Stock and a fraction of a share of new Ford Common Stock with a value of $20 based on the average of the trading prices of Ford Common Stock during a five trading day period ending on July 28, 2000.

11 / /  Pro Rata Election For                  Shares. You can elect to receive
        ONE share of new Ford Common Stock and a combination of cash and new Ford Common Stock with a value together of $20, based on the average trading prices during such period.

THE ELECTION AND TRANSMITTAL FORM WITH THE ACCOMPANYING CERTIFICATES MUST BE RECEIVED AT EQUISERVE BY 8:30 A.M. ON AUGUST 2, 2000

You must mark either Box 9, 10 or 11 to Make an Election in the Recapitalization

YOU MUST COMPLETE THE SUBSTITUTE
FORM W-9 ON THE REVERSE SIDE, BOX D.

12   --------------------------------------------------------------------------
          Signature of Owner                                 (Date)

     --------------------------------------------------------------------------
          Signature of Co-Owner, if any                      (Date)

     --------------------------------------     -------------------------------
                 Daytime Telephone #                Evening Telephone #

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      DO NOT DETACH - FOLD AND INSERT IN THE BROWN-KRAFT ENVELOPE PROVIDED

BOX A             AFFIDAVIT OF LOST OR DESTROYED CERTIFICATE(S)
                    AFFIDAVIT IS INVALID IF NOT SIGNED BELOW

Complete this form ONLY if you cannot locate some or all of your Ford Motor Company Common Stock certificates. Please print clearly.

Taxpayer ID:

-----------------------------------------       -------------------------------
       TOTAL SHARES LOST
-----------------------------------------       -------------------------------
Please Fill In Certificate No(s) if Known       Number of Shares
-----------------------------------------       -------------------------------
-----------------------------------------       -------------------------------

-----------------------------------------       -------------------------------

-----------------------------------------       -------------------------------

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
                       Attach separate schedule if needed


I certify that I am the lawful owner of the above shares described. These shares have not been pledged or endorsed and no other person, firm, corporation, agency or government has asserted any right or title, claim equity or interest in this (these) certificate(s). I have made a diligent search for the certificate(s), and I have been unable to find it (them). I agree (for myself, my heirs, assigns and personal representatives), in consideration of the exchange of the shares represented by the certificate(s), to completely indemnify, protect and hold harmless each of GENERAL INSURANCE COMPANY OF AMERICA, Ford Motor Company, and EquiServe Trust Company and their respective affiliates collectively, from and against any and all losses, costs and damages which they may be subject to, or liable for, as enumerated in your file. I agree that this form is attached to and made part of Blanket Bond Number 5926165 underwritten by GENERAL INSURANCE COMPANY OF AMERICA to protect Ford Motor Company, and EquiServe Trust Company, and their respective affiliates. I agree to surrender the certificate(s) for its (their) cancellation if I find it (them) at any time.

  NOTARY REQUIRED FOR REPLACEMENT OF CERTIFICATES TOTALING 500 SHARES OR MORE
     AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND/OR A CHECK IS NOT INCLUDED

 X Signed by Affiant (stockholder)                                                      on this (date)
                                   -----------------------------------------------------                --------------------------
                                         (Deponent) (Indemnitor) (Heirs Individually)                   Month      Day       Year

   State of                   County of                                 Notary Signature
--------------------------------------------------------------------    ---------------------------------------------

                                                                        Printed Name of Notary
                                                                        ---------------------------------------------

   Sworn to and subscribed to me this                                   My Commission Expires
--------------------------------------------------------------------    ---------------------------------------------
                                          (Month/Day/Year)                                         (Month/Day/Year)
                                                                                                                      -------------
                                                                                                                      (Notary Seal)
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                                  Replacement Insurance Premium Calculation for lost stock certificates.


                                       X                          .25(cent)                      =
--------------------------------------   -------------------------------------------------------   --------------------------------
           SHARES LOST                                   INSURANCE PREMIUM PER SHARE                      TOTAL PREMIUM DUE

Please make your check payable to GENERAL INSURANCE COMPANY OF AMERICA and enclose it with the Transmittal Form.
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

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PLEASE READ THE INSTRUCTIONS TO THE ELECTION AND TRANSMITTAL FORM BEFORE
COMPLETING THIS FORM.

By signing on the reverse side:

- I certify that I have read and understand the Instructions to the Election and Transmittal Form.

- I certify that all of the representations, warranties and agreements set forth in paragraph 10, Important Information, in the Instructions to the Election and Transmittal Form are true and correct with respect to me or with respect to the beneficial owner of the shares tendered hereby, and that the tendering stockholder is making these representations and warranties to Ford Motor Company and agreeing to the terms and conditions of the Recapitalization.

-  I certify that (i) I am eligible to participate in the Recapitalization and
   (ii) if I am tendering shares on behalf of a beneficial owner, to the best of my knowledge, such person is eligible to participate in the Recapitalization.

BOX D                         SUBSTITUTE FORM W-9

If the Taxpayer ID Number printed on the reverse
side of this Form is INCORRECT, cross it out and________________________________
write in the CORRECT number here.                 Corrected Taxpayer ID Number

Under penalties of perjury, I certify that:
(1) the number printed on the other side of this form or the corrected number above is my correct Taxpayer ID Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because:
(A) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding (you must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding).

M EXEMPT PAYEE ATTACH ENCLOSED IRS FORM W-8 CERTIFICATE OF FOREIGN STATUS (IF APPLICABLE)

 X Signature                                                       Date:
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

                        BOX B                                                                             BOX C
               TO TRANSFER OWNERSHIP                                                           SPECIAL MAILING INSTRUCTIONS

If you want your new Ford Common                  Signature GUARANTEE MEDALLION         Fill in ONLY if mailing to someone other
Stock and/or check to be issued                                                         than the undersigned or to the undersigned
in ANOTHER NAME, fill in this section                                                   at an address other than that shown on the
with the information for the new account                                                front of this card.
name. If you want multiple accounts, list                                               Mail statement(s) and/or check(s) to:
them on a separate sheet.


--------------------------------------------- ----------------------------------------  --------------------------------------------
Name(Please Print First, Middle & Last Name) (Title of Officer Signing this Guarantee)  Name(Please Print First, Middle & Last Name)


--------------------------------------------- ----------------------------------------  --------------------------------------------
  Address           (Number and Street)          (Name of Guarantor - Please Print)     Address            (Number and Street)


--------------------------------------------- ----------------------------------------  --------------------------------------------
       (City, State & Zip Code)                       (Address of Guarantor Firm)


--------------------------------------------- ----------------------------------------  --------------------------------------------
(Tax Identification or Social Security Number)                                                     (City, State & Zip Code)


IF YOU WISH TO MAKE AN ELECTION IN THE RECAPITALIZATION AND YOUR SHARES OF FORD MOTOR COMPANY COMMON STOCK ARE HELD IN CERTIFICATE FORM, YOU MUST RETURN THE STOCK CERTIFICATE(S) WITH YOUR COMPLETED ELECTION AND TRANSMITTAL FORM AND ANY OTHER REQUIRED DOCUMENTS TO ONE OF THE ADDRESSES BELOW BEFORE 8:30 A.M. ON AUGUST 2, 2000.

                                MAILING ADDRESS

BY MAIL:                BY OVERNIGHT COURIER:       BY HAND:

EquiServe               EquiServe                   EquiServe
P.O. Box 832004         Attn: Ford Motor Company    c/o Securities Transfer &
Boston, MA 02283-2004   40 Campanelli Drive         Reporting Services, Inc.
                        Braintree, MA 02184         Attn: Corporate Actions
                                                    100 William Street, Galleria
                                                    New York, NY 10038


DELIVERY OF THE ELECTION AND TRANSMITTAL FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT. BY MAIL, RETURN IN THE BROWN KRAFT ENVELOPE. DO NOT USE THE WHITE BALLOT ENVELOPE.

             CALL 1 800 243 7812 WITH QUESTIONS

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT THE INFORMATION AGENT, GEORGESON SHAREHOLDER COMMUNICATIONS, AT 1-800-243-7812. (U.S. AND CANADA) OR 00-44-207-335-7281 (OUTSIDE OF THE U.S. AND CANADA). BANKS, BROKERS AND OTHER INSTITUTIONS, PLEASE CALL 1-212-440-9800 (COLLECT).

IF YOU HAVE LOST CERTIFICATES VALUED AT $100,000 OR MORE, PLEASE CALL 1-800-279-1237 FOR ADDITIONAL INSTRUCTIONS.